Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm and Financial Statements” within the Statement of Additional Information and to the incorporation by reference of our report dated July 30, 2021 for Harbor Scientific Alpha High-Yield ETF in the Registration Statement (Form N-1A) of the Harbor ETF Trust filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 under the Securities Act of 1933 (File No. 333-255884).

Chicago, IL

September 10, 2021